EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS
Ray Davis	Dan Sullivan
President & CEO	EVP & CFO
Umpqua Holdings Corp.	Umpqua Holdings Corp.
503-727-4101	503-727-4103
raydavis@umpquabank.com	dansullivan@umpquabank.com

Umpqua Holdings Schedules Third Quarter Earnings
 Conference Call for October 19, 2006

PORTLAND, Ore., September 28, 2006 - Umpqua Holdings Corporation (Nasdaq: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., will conduct a quarterly earnings conference call Thursday, October 19, 2006 at 10:00 a.m. PST (1:00 p.m. EST) during which the Company will discuss third quarter results and provide an update on recent activities, including the Company's recent acquisition of Western Sierra Bancorp and plans for further expansion.

There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 888-577-8991 a few minutes before 10:00 a.m. The password is "UMPQUA." A rebroadcast will be available approximately one hour after the conference call by dialing 800-944-0912, or by visiting www.umpquaholdingscorp.com. Information to be discussed in the teleconference will be available on the company's Web site prior to the call.

About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 127 locations stretching from the greater Sacramento area and San Joaquin Valley to Seattle, Wash., as well as along the Oregon and Northern California Coast and in Central Oregon. Umpqua Holdings also owns retail brokerage subsidiary Strand, Atkinson, Williams & York, Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquaholdingscorp.com

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